EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Alternative Energy, Inc. a Delaware corporation (the "Company") on Form 10-QSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark Beemer, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Alternative Energy Sources, Inc., and will be retained by Alternative Energy Sources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Date: August 17, 2006

ALTERNATIVE ENERGY SOURCES, INC.


/s/Mark Beemer
------------------------------------
By: Mark Beemer
Its: Chief Executive Officer



Date: August 17, 2006

ALTERNATIVE ENERGY SOURCES, INC.


/s/Mark Beemer
------------------------------------
By: Mark Beemer
Its:  Chief Financial Officer